UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 23, 2022

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 895-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.
Ranger Energy Services, Inc. (the “Company”), was notified that CSL Capital Management (“CSL”), who held a majority of the voting interest in the Company, distributed Class A Common Stock to certain of its members upon the dissolution of Torrent Energy Holdings, LLC and Ranger Energy Holdings, LLC. Prior to the distribution of shares, CSL’s beneficial ownership was approximately 50% of the Company’s outstanding shares. Following the distribution of the Class A Common Stock, CSL’s beneficial ownership decreased to approximately 38%. The Company’s Board of Directors acknowledged the loss of controlled company status on February 17, 2022, (the “Effective Date”). As such, the Trigger Date (as defined in the Company’s Amended and Restated Bylaws) has occurred, which will result in procedural changes to the election of directors.
In connection with the loss of controlled company status, on the Effective Date, the Company’s Board of Directors created a Nominating and Governance Committee (the “Committee”), appointed William M. Austin, Richard T. Agee and Michael C. Kearney to the Committee and approved the charter. The three appointed members meet the independence requirements.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	February 23, 2022
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)